NEWS RELEASE
July 22, 2010
FOR IMMEDIATE RELEASE	Contact: Michael J. Blodnick
(406) 751-4701
Ron J. Copher
(406) 751-7706

GLACIER BANCORP, INC. ANNOUNCES
RESULTS FOR QUARTER ENDED JUNE 30, 2010
HIGHLIGHTS:
•	Net earnings for the quarter of $13.2 million and year-to-date of $23.3 million.
•	Diluted earnings per share of $0.19 for the quarter and $0.35 year-to-date.
•	Non-interest bearing deposits increased $24.0 million, or 12 percent annualized, for the quarter.
•	Non-performing assets as a percentage of bank assets decreased for the first time in 11 quarters.
•	Early stage delinquencies (accruing 30-89 day loans) decreased during the quarter.
•	Successfully completed the integration and data conversion for First National Bank & Trust.
•	Declared dividend for the 101st consecutive quarter. Dividend declared of $0.13 per share.

Earnings Summary - unaudited	Three months		Six months
($ in thousands, except per share data)	ended June 30,		ended June 30,
	2010	2009	2010	2009

Net earnings	$13,222	10,652	$23,292	$26,431
Diluted earnings per share	$0.19	0.17	$0.35	$0.43
Return on average assets (annualized)	0.85%	0.77%	0.76%	0.96%
Return on average equity (annualized)	6.25%	6.18%	6.02%	7.72%

KALISPELL, MONTANA - Glacier Bancorp, Inc. (Nasdaq GS: GBCI) reported net earnings of $13.2 million for the second quarter of 2010, an increase of $2.6 million, or 24 percent, from the $10.7 million net earnings reported for the second quarter of 2009.  The diluted earnings per share of $0.19 for the quarter represented a 12 percent increase from the diluted earnings per share of $0.17 for the same quarter of 2009.  Annualized return on average assets and return on average equity for the second quarter were 0.85 percent and 6.25 percent, respectively, which compares with prior year returns for the second quarter of 0.77 percent and 6.18 percent, respectively.

Net earnings for the six months ended June 30, 2010 were $23.3 million, which is a decrease of $3.1 million or 12 percent, over the prior year.  Diluted earnings per share of $0.35 is a decrease of 19 percent over $0.43 earned in the first half of 2009.

“Second quarter results were an improvement over recent quarters.  We still have more work to do in order to achieve the level of earnings we historically deliver and for us to be satisfied with our performance. However, we are encouraged by the progress we have made recently and hope to maintain this momentum” said Mick Blodnick, President and Chief Executive Officer.  “One reason for the improvement was a reduced provision for loan loss, reflecting improving credit quality metrics.  In addition, the quarter was straight forward and was absent much noise.  The only exception was the sale of our merchant card servicing portfolio which added almost $0.02 per share to earnings,” Blodnick said.

				$ Change from	$ Change from
Assets	June 30,	December 31,	June 30,	December 31,	June 30,
(Unaudited - $ in thousands)	2010	2009	2009	2009	2009

Cash on hand and in banks	$95,603	120,731	100,773	(25,128)	(5,170)
Investments, interest bearing deposits, FHLB stock, FRB stock, and fed funds	1,816,133	1,596,238	1,081,160	219,895	734,973
Loans:
Residential real estate	764,286	797,626	836,917	(33,340)	(72,631)
Commercial	2,570,140	2,613,218	2,591,149	(43,078)	(21,009)
Consumer and other	697,743	719,401	700,693	(21,658)	(2,950)
Loans receivable, gross	4,032,169	4,130,245	4,128,759	(98,076)	(96,590)
Allowance for loan and lease losses	(141,665)	(142,927)	(97,374)	1,262	(44,291)
Loans receivable, net	3,890,504	3,987,318	4,031,385	(96,814)	(140,881)
Other assets	492,596	487,508	425,106	5,088	67,490
Total assets	$6,294,836	6,191,795	5,638,424	103,041	656,412

Total assets at June 30 2010 were $6.295 billion, which is $103 million, or 2 percent, greater than total assets of $6.192 billion at December 31, 2009.  Total assets increased $656 million, or 12 percent, from June 30, 2009, of which $272 million, including $161 million in loans, related to the acquisition of First National Bank & Trust (“First National”) in October 2009.

Investment securities, including interest bearing deposits, FHLB and FRB stock, and federal funds sold, have increased $220 million, or 14 percent, from December 31, 2009 and increased $735 million, or 68 percent, from June 30, 2009.  The Company continues to purchase investment securities as loan originations slow, such purchases are predominately mortgage-backed securities issued by Freddie Mac and Fannie Mae with short weighted average lives.  The Company continues to be very selective in its purchases of tax-exempt investment securities.  Investment securities represent 29 percent of total assets at June 30, 2010 versus 19 percent of total assets at June 30, 2009.

At June 30, 2010, gross loans were $4.032 billion, a decrease of $98 million over gross loans of $4.130 billion at December 31, 2009.  Excluding net charge-offs of $39 million and loans transferred to other real estate of $46 million, loans decreased $13 million, or 1 percent annualized, from December 31, 2009.

Credit Quality Summary	June 30,	March 31,	December 31,	June 30,
(Unaudited - $ in thousands)	2010	2010	2009	2009

Allowance for loan and lease losses - beginning of year	$142,927	142,927	76,739	76,739
Provision expense	38,156	20,910	124,618	40,855
Charge-offs	(41,584)	(21,477)	(60,896)	(21,246)
Recoveries	2,166	1,240	2,466	1,026
Allowance for loan and lease losses - end of period	$141,665	143,600	142,927	97,374

Real estate and other assets owned	$64,419	59,481	57,320	47,424
Accruing loans 90 days or more overdue	3,030	10,489	5,537	10,086
Non-accrual loans	190,338	198,169	198,281	116,362
Total non-performing assets	$257,787	268,139	261,138	173,872

Allowance for loan and lease losses as a percentage of non-performing assets	55%	54%	55%	56%

Non-performing assets as a percentage of subsidiary assets	4.01%	4.19%	4.13%	3.06%

Allowance for loan and lease losses as a percentage of total loans	3.51%	3.53%	3.46%	2.36%

Net charge-offs as a percentage of total loans	(0.98)%	(0.50)%	(1.42)%	(0.49)%

Accruing loans 30-89 days overdue	$36,487	61,255	87,491	62,637

Credit Quality
At June 30, 2010, the allowance for loan and lease losses was $141.7 million, an increase of $44.3 million, or 45 percent, from a year ago.  The allowance was 3.51 percent of total loans outstanding at June 30, 2010, such percentage down slightly from the 3.53 percent at March 31, 2010, but substantially higher than the 2.36 percent at June 30, 2009.  The allowance was 55 percent of non-performing assets at June 30, 2010, the same percentage at the prior year end and down from 56 percent a year ago.  Non-performing assets as a percentage of total subsidiary assets at June 30, 2010 were at 4.01 percent, down from 4.13 percent as of prior year end, and up from 3.06 percent at June 30, 2009.  Loan portfolio growth, composition, average loan size, credit quality considerations, and other environmental factors will continue to determine the level of additional provision for loan loss expense.

Credit Quality Trends
(Unaudited - $ in thousands)				Accruing
				Loans 30-89	Non-Performing
	Provision		ALLL	Days Overdue	Assets to
	for Loan	Net	as a Percent	as a Percent of	Total Bank
	Losses	Charge-Offs	of Loans	Loans	Assets
Q2 2010	$17,246	19,181	3.51%	0.90%	4.01%
Q1 2010	20,910	20,237	3.53%	1.50%	4.19%

Q4 2009	36,713	19,116	3.46%	2.12%	4.13%
Q3 2009	47,050	19,094	3.10%	1.08%	4.10%
Q2 2009	25,140	11,543	2.36%	1.52%	3.06%
Q1 2009	15,715	8,677	2.01%	1.60%	1.97%

Q4 2008	12,223	3,742	1.86%	1.33%	1.46%
Q3 2008	8,715	3,889	1.67%	0.65%	1.30%

Allowance for Loan and Lease Losses
The current quarter provision for loan loss expense was $17.2 million, a decrease of $3.7 million from prior quarter and a decrease of $7.9 million from the same quarter in 2009.  Net charged-off loans for the current quarter were $19.2 million compared to $20.2 million for the prior quarter and $11.5 million for the same quarter in 2009.  “Asset quality trends were encouraging although this is still a challenging credit environment,” Blodnick said.  “The reduction in non-performing assets through the first half of the year was a pleasant surprise.  We have been predicting higher levels of non-performing assets through the first half of the year.  For the second straight quarter we also saw a significant reduction in early stage delinquencies.  Nonetheless, it is still far too early to determine whether this trend will continue,” Blodnick said.

During the quarter, the Company formed a wholly owned subsidiary, GBCI Other Real Estate (“GORE”) to isolate bank foreclosed properties for legal protection and administrative purposes.  During the quarter, foreclosed properties were transferred to the new entity from bank subsidiaries at fair market value and such properties are currently held for sale.

For additional information regarding credit quality and a breakout of the loan portfolio by regulatory classification, see the exhibits at the end of this press release.

				$ Change from	$ Change from
Liabilities	June 30,	December 31,	June 30,	December 31,	June 30,
(Unaudited - $ in thousands)	2010	2009	2009	2009	2009

Non-interest bearing deposits	$852,121	810,550	754,844	41,571	97,277
Interest bearing deposits	3,657,995	3,289,602	2,631,599	368,393	1,026,396
Advances from Federal Home Loan Bank	529,982	790,367	613,478	(260,385)	(83,496)
Federal Reserve Bank discount window	-	225,000	587,000	(225,000)	(587,000)
Securities sold under agreements to repurchase and other borrowed funds	234,460	226,251	197,971	8,209	36,489
Other liabilities	49,470	39,147	43,711	10,323	5,759
Subordinated debentures	125,060	124,988	120,157	72	4,903
Total liabilities	$5,449,088	5,505,905	4,948,760	(56,817)	500,328

As of June 30, 2010, non-interest bearing deposits increased $42 million, or 10 percent annualized, since December 31, 2009 and increased $97 million, or 13 percent, since June 30, 2009.  Interest bearing deposits of $3.658 billion at June 30, 2010 includes $414 million issued through the Certificate of Deposit Account Registry System.  Interest bearing deposits increased $368 million, or 22 percent annualized, from December 31, 2009 and $1.026 billion, or 39 percent from June 30, 2009.  The increase in interest bearing deposits from December 31, 2009 and June 30, 2009 includes $308 million and $507 million, respectively, from wholesale deposits.  The increase in non-interest bearing deposits and interest bearing deposits from June 30, 2009 includes $39 million and $197 million, respectively, from the First National acquisition.

As a result of the deposit growth, borrowings overall have been reduced.  Federal Home Loan Bank (“FHLB”) advances decreased $260 million, or 33 percent, from December 31, 2009 and decreased $83 million, or 14 percent, from June 30, 2009.  There were no Federal Reserve Bank borrowings through the Term Auction Facility program (“TAF”) at June 30, 2010 due to cessation of the TAF program by the Federal Reserve.  TAF borrowings totaled $225 million at December 31, 2009 and $587 million at June 30, 2009.  Repurchase agreements and other borrowed funds were $234 million at June 30, 2010, an increase of $8 million from December 31, 2009 and an increase of $36 million from June 30, 2009.

Stockholders' equity - unaudited				$ Change from	$ Change from
($ in thousands except per share data)	June 30,	December 31,	June 30,	December 31,	June 30,
	2010	2009	2009	2009	2009

Common equity	$836,955	686,238	692,046	150,717	144,909
Accumulated other comprehensive income (loss)	8,793	(348)	(2,382)	9,141	11,175
Total stockholders' equity	845,748	685,890	689,664	159,858	156,084
Goodwill and core deposit intangible, net	(158,575)	(160,196)	(157,736)	1,621	(839)
Tangible stockholders' equity	$687,173	525,694	531,928	161,479	155,245

Stockholders' equity to total assets	13.44%	11.08%	12.23%
Tangible stockholders' equity to total tangible assets	11.20%	8.72%	9.71%
Book value per common share	$11.76	11.13	11.21	0.63	0.55
Tangible book value per common share	$9.56	8.53	8.65	1.03	0.91
Market price per share at end of period	$14.67	13.72	14.77	0.95	(0.10)

Total stockholders’ equity and book value per share increased $156 million and $0.55 per share, respectively, from June 30, 2009, such increases largely the result of the $146 million in net proceeds from the Company’s March equity offering of 10.291 million shares.  Tangible stockholders’ equity has increased $155 million, or 29 percent, since June 30, 2009, with tangible stockholders’ equity to tangible assets at 11.20 percent and 9.71 percent as of June 30, 2010 and June 30, 2009, respectively.  Accumulated other comprehensive income (loss), representing net unrealized gains or losses (net of tax) on investment securities, increased $9.1 million since December 31, 2009 and $11.2 million from June 30, 2009.

Cash Dividend
On June 30, 2010, the board of directors declared a cash dividend of $0.13 per share, payable July 22, 2010 to shareholders of record on July 13, 2010.  Future cash dividends will depend on a variety of factors, including net income, capital, asset quality and general economic conditions.

Operating Results for Three Months Ended June 30, 2010
Compared to March 31, 2010 and June 30, 2009

Revenue summary
(Unaudited - $ in thousands)	Three months ended
	June 30,	March 31,	June 30,
	2010	2010	2009
Net interest income
Interest income	$73,818	73,398	74,420
Interest expense	13,749	13,884	13,939
Total net interest income	60,069	59,514	60,481

Non-interest income
Service charges, loan fees, and other fees	11,900	10,646	11,377
Gain on sale of loans	6,133	3,891	9,071
Gain on sale of investments	242	314	-
Other income	3,143	1,332	870
Total non-interest income	21,418	16,183	21,318
	$81,487	75,697	81,799

Net interest margin (tax-equivalent)	4.35%	4.43%	4.87%

(Unaudited - $ in thousands)	$ Change from	$ Change from	% Change from	% Change from
	March 31,	June 30,	March 31,	June 30,
	2010	2009	2010	2009
Net interest income
Interest income	$420	(602)	1%	-1%
Interest expense	(135)	(190)	-1%	-1%
Total net interest income	555	(412)	1%	-1%

Non-interest income
Service charges, loan fees, and other fees	1,254	523	12%	5%
Gain on sale of loans	2,242	(2,938)	58%	-32%
Gain on sale of investments	(72)	242	-23%	n/m
Other income	1,811	2,273	136%	261%
Total non-interest income	5,235	100	32%	0%
	$5,790	(312)	8%	0%
n/m - not measurable

Net Interest Income
Net interest income for the current quarter increased $555 thousand and decreased $412 thousand over prior year’s quarter.  The current quarter net interest margin as a percentage of earning assets, on a tax-equivalent basis, was 4.35 percent which is 8 basis points lower than the 4.43 percent for the prior quarter and included a 4 basis points reduction from the reversal of interest on non-accrual loans.  The net interest margin for the current quarter is 52 basis points lower than the 4.87 percent result for the second quarter of 2009.  “Though funding costs continue to remain stable, investment of proceeds from loan paydowns and the March equity offering into low yielding investment securities continues to compress the net interest margin,” said Ron Copher, Chief Financial Officer.

Non-interest Income
Non-interest income for the quarter totaled $21.4 million, an increase of $5.2 million over the prior quarter and $100 thousand over the same quarter as last year.  Fee income of $11.9 million increased $1.3 million, or 12 percent, during the quarter primarily from an increase in debit card income.  This compares to an increase of $523 thousand, or 5 percent, over the same period last year.  Gain on sale of loans increased $2.2 million, or 58 percent, over the prior quarter as a reduction in mortgage interest rates during the second quarter led to an increase in loan origination volume.  Gain on sale of loans decreased $2.9 million, or 32 percent, over the same period last year, primarily the result of a significant reduction in re-finance activity and a slowing of residential loans originated and sold in the secondary market.  Net gain on sale of investments was $242 thousand for the current quarter 2010 compared to $314 thousand for the previous quarter.  Other income of $3.1 million for the current quarter is an increase of $1.8 million and $2.3 million from prior quarter and prior year second quarter, respectively, of which $1.8 million relates to the current quarter sale of Mountain West Bank’s merchant card servicing portfolio.

Non-interest expense summary	Three months ended
(Unaudited - $ in thousands)	June 30,	March 31,	June 30,
	2010	2010	2009
Compensation and employee benefits and relatd expenses	$21,652	$21,356	$20,710
Occupancy and equipment expense	5,988	5,948	5,611
Advertising and promotion expense	1,644	1,592	1,722
Outsourced data processing	761	694	680
Core deposit intangibles amortization	801	820	762
Other real estate owned expense	7,373	2,318	2,321
Federal Deposit Insurance premiums	2,165	2,200	3,832
Other expenses	7,852	7,033	7,325
Total non-interest expense	$48,236	$41,961	$42,963

(Unaudited - $ in thousands)	$ Change from	$ Change from	% Change from	% Change from
	March 31,	June 30,	March 31,	June 30,
	2010	2009	2010	2009
Compensation and employee benefits and relatd expenses	$296	$942	1%	5%
Occupancy and equipment expense	40	377	1%	7%
Advertising and promotion expense	52	(78)	3%	-5%
Outsourced data processing	67	81	10%	12%
Core deposit intangibles amortization	(19)	39	-2%	5%
Other real estate owned expense	5,055	5,052	218%	218%
FDIC premiums	(35)	(1,667)	-2%	-44%
Other expenses	819	527	12%	7%
Total non-interest expense	$6,275	$5,273	15%	12%

Non-interest Expense
Non-interest expense of $48.2 million for the quarter increased by $6.3 million, or 15 percent, from the prior quarter and increased $5.3 million, or 12 percent, from the prior year second quarter.  Compensation and employee benefits of $21.7 million increased only $296 thousand, or 1 percent, from the previous quarter and $942 thousand, or 5 percent, from the prior year second quarter which is due to the addition of First National employees.  The number of full-time equivalent employees increased from 1,651 to 1,654 during the quarter, and increased from 1,597 since the end of the 2009 second quarter.

Occupancy and equipment expense increased $40 thousand, or 1 percent, from the prior quarter and increased $377 thousand, or 7 percent, from the prior year second quarter.  Advertising and promotion expense increased $52 thousand, or 3 percent, from prior quarter and decreased $78 thousand, or 5 percent, from the second quarter of 2009.  Other real estate owned expenses increased $5.1 million, or 218 percent, from prior quarter and increased $5.1 million, or 218 percent, from the prior year.  The current quarter other real estate owned expense of $7.4 million included $1.5 million of operating expenses, $2.9 million of fair value write-downs, and $3.0 million of loss on sale of other real estate owned.  The other real estate owned expenses have increased as the Company moves to aggressively dispose of problem assets and other real estate owned.  FDIC premiums decreased $1.7 million, or 44 percent, from the prior year second quarter which included a FDIC special assessment.  Other expenses increased $819 thousand, or 12 percent, from the prior quarter and increased $527 thousand, or 7 percent, from the prior year second quarter.   “Other real estate owned expenses and write-downs were at an extraordinary high level this past quarter,” Blodnick said.  “We expect this expense category to remain elevated for the next couple of quarters as we work to move these properties.  All other expense categories were in line or below expectations.”

Efficiency Ratio
The efficiency ratio (non-interest expense / net interest income plus non-interest income) was 59 percent for the quarter, compared to 53 percent for the 2009 second quarter.  The increase in the efficiency ratio from the prior year is the result of the increase in other expenses primarily from other real estate owned expenses, losses and write-downs.

Operating Results for Six Months Ended June 30, 2010 Compared to June 30, 2009

Revenue summary
(Unaudited - $ in thousands)	Six months ended		$ Change From	% Change From
	June 30,	June 30,	June 30,	June 30,
	2010	2009	2009	2009
Net interest income
Interest income	$147,216	$149,952	$(2,736)	-2%
Interest expense	27,633	29,093	(1,460)	-5%
Net interest income	119,583	120,859	(1,276)	-1%

Non-interest income
Service charges, loan fees, and other fees	22,546	21,556	990	5%
Gain on sale of loans	10,024	15,221	(5,197)	-34%
Gain on sale of investments	556	-	556	n/m
Other income	4,475	1,918	2,557	133%
Total non-interest income	37,601	38,695	(1,094)	-3%
	$157,184	$159,554	$(2,370)	-1%

Net interest margin (tax-equivalent)	4.39%	4.90%

Net Interest Income
Net interest income for the six month period decreased $1.3 million, or 1 percent, over the same period in 2009.  Total interest income decreased $2.7 million, or 2 percent, while total interest expense decreased $1.5 million, or 5 percent.  The decrease in interest income is due to a lower yield and volume of loans coupled with an increase in lower yielding investment securities.  The decrease in interest expense is primarily attributable to the rate decreases on interest bearing deposits and lower cost borrowings.  The net interest margin as a percentage of earning assets, on a tax equivalent basis, decreased 51 basis points from 4.90 percent for 2009 to 4.39 percent for 2010.

Non-interest Income
Non-interest income decreased $1.1 million over the same period in 2009.  Fee income for the first half of 2010 has increased $990 thousand, or 5 percent, compared to prior year primarily from an increase in debit card income.  Gain on sale of loans decreased $5.2 million, or 34 percent, over the first six months of last year, primarily the result of a significant reduction in re-finance activity and a slowing of residential loans originated and sold in the secondary market.  Other income increased $2.6 million over the same period in 2009, of which $1.8 million relates to the current quarter sale of Mountain West Bank’s merchant card servicing portfolio.

Non-interest expense summary	Six months ended		$ Change From	% Change From
(Unaudited - $ in thousands)	June 30,	June 30,	June 30,	June 30,
	2010	2009	2009	2009

Compensation and employee benefits	$43,008	$42,654	$354	1%
Occupancy and equipment expense	11,936	11,506	430	4%
Advertising and promotion expense	3,236	3,446	(210)	-6%
Outsourced data processing	1,455	1,351	104	8%
Core deposit intangibles amortization	1,621	1,536	85	6%
Other real estate owned expense	9,691	2,841	6,850	241%
FDIC premiums	4,365	5,000	(635)	-13%
Other expenses	14,885	14,255	630	4%
Total non-interest expense	$90,197	$82,589	$7,608	9%

Non-interest Expense
Non-interest expense for the first six month of 2010 increased by $7.6 million, or 9 percent, from the same period prior year.  Compensation and employee benefits increased $354 thousand, or 1 percent, from 2009.  Occupancy and equipment expense increased $430 thousand, or 4 percent, reflecting the cost of additional locations and facility upgrades.  Advertising and promotion expense decreased by $210 thousand, or 6 percent, from 2009.   Other real estate owned expense increased $6.9 million, or 241 percent, from the prior first six months.  The other real estate owned expenses for the first six months of 2010 of $9.7 million included $2.2 million of operating expenses, $3.3 million of fair value write-downs, and $4.2 of loss on sale of other real estate owned.  FDIC premiums decreased $635 thousand, or 13 percent, from the prior year first six months which included a special assessment of $2.5 million.  Other expense increased $630 thousand, or 4 percent, from the prior year.

Efficiency Ratio
The efficiency ratio (non-interest expense / net interest income plus non-interest income) was 57 percent for the first six months of 2010, compared to 52 percent for the same period in 2009.  The increase in the efficiency ratio from the prior year is the result of the increase in other expenses primarily from other real estate owned expenses, losses and write-downs.

Allowance for Loan and Lease Losses
The provision for loan loss expense was $38.2 million for the first six months of 2010, a decrease of $2.7 million, or 7 percent, from the same period in 2009.  Net charged-off loans during the six months ended June 30, 2010 was $39.4 million, an increase of $19.2 million from the same period in 2009.

About Glacier Bancorp, Inc.
Glacier Bancorp, Inc. is a regional multi-bank holding company providing commercial banking services in 60 communities in Montana, Idaho, Utah, Washington, Wyoming and Colorado.  Glacier Bancorp, Inc. is headquartered in Kalispell, Montana, and conducts its operations principally through eleven community bank subsidiaries. These subsidiaries include: six Montana banks - Glacier Bank of Kalispell, First Security Bank of Missoula, Valley Bank of Helena, Big Sky Western Bank of Bozeman, Western Security Bank of Billings, First Bank of Montana of Lewistown; Mountain West Bank in Idaho, Utah and Washington; 1st Bank in Wyoming and Utah; First National Bank & Trust in Wyoming; Citizens Community Bank in Idaho; and Bank of the San Juans in Colorado.

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, statements about management’s plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations in the forward-looking statements, including those set forth in this news release:

▪
the risks associated with lending and potential adverse changes of the credit quality of loans in the Company’s portfolio, including as a result of declines in the housing and real estate markets in its geographic areas;

▪	increased loan delinquency rates;
▪
the risks presented by a continued economic downturn, which could adversely affect credit quality, loan collateral values, other real estate owned values, investment values, liquidity and capital levels, dividends and loan originations;

▪	changes in market interest rates, which could adversely affect the Company’s net interest income and profitability;
▪
legislative or regulatory changes that adversely affect the Company’s business, ability to complete pending or prospective future acquisitions, limit certain sources of revenue, or increase cost of operations;

▪	costs or difficulties related to the integration of acquisitions;
▪	the goodwill recorded in connection with acquisitions could become impaired, which may have an adverse impact on the Company’s earnings and capital;
▪	reduced demand for banking products and services;
▪	the risks presented by public stock market volatility, which could adversely affect the Company’s stock value and the ability to raise capital in the future;
▪	competition from other financial services companies in our markets; and
▪	the Company’s success in managing risks involved in the foregoing.

The Company does not undertake any obligation to publicly correct or update any forward-looking statement if we later become aware that it is not likely to be achieved.

Visit our website at www.glacierbancorp.com

Glacier Bancorp, Inc.
Consolidated Condensed Statements of Financial Condition

(Unaudited - $ in thousands except per share data)	June 30,	December 31,	June 30,
	2010	2009	2009
Assets:
Cash on hand and in banks	$95,603	120,731	100,773
Federal funds sold	71,605	87,155	62,405
Interest bearing cash deposits	1,260	2,689	24,608
Cash and cash equivalents	168,468	210,575	187,786

Investment securities, available-for-sale	1,743,268	1,506,394	994,147
Loans held for sale	73,207	66,330	92,166
Loans receivable, gross	3,958,962	4,063,915	4,036,593
Allowance for loan and lease losses	(141,665)	(142,927)	(97,374)
Loans receivable, net	3,890,504	3,987,318	4,031,385

Premises and equipment, net	144,361	140,921	135,902
Other real estate owned	64,419	57,320	47,424
Accrued interest receivable	29,973	29,729	30,346
Deferred tax asset	35,361	41,082	14,890
Core deposit intangible, net	12,316	13,937	11,477
Goodwill	146,259	146,259	146,259
Other assets	59,907	58,260	38,808
Total assets	$6,294,836	6,191,795	5,638,424

Liabilities:
Non-interest bearing deposits	$852,121	810,550	754,844
Interest bearing deposits	3,657,995	3,289,602	2,631,599
Advances from Federal Home Loan Bank	529,982	790,367	613,478
Securities sold under agreements to repurchase	224,397	212,506	180,779
Federal Reserve Bank discount window	-	225,000	587,000
Other borrowed funds	10,063	13,745	17,192
Accrued interest payable	8,300	7,928	8,421
Subordinated debentures	125,060	124,988	120,157
Other liabilities	41,170	31,219	35,290
Total liabilities	5,449,088	5,505,905	4,948,760

Stockholders' equity:
Preferred shares, $.01 par value per share. 1,000,000 shares authorized. None issued or outstanding	-	-	-
Common stock, $.01 par value per share. 117,187,500 shares authorized	719	616	615
Paid-in capital	643,512	497,493	495,223
Retained earnings - substantially restricted	192,724	188,129	196,208
Accumulated other comprehensive income (loss)	8,793	(348)	(2,382)
Total stockholders' equity	845,748	685,890	689,664
Total liabilities and stockholders' equity	$6,294,836	6,191,795	5,638,424

Number of shares outstanding	71,915,073	61,619,803	61,519,808
Book value of equity per share	11.76	11.13	11.21

Glacier Bancorp, Inc.
Consolidated Condensed Statements of Operations

(Unaudited - $ in thousands except per share data)	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
Interest income:
Residential real estate loans	$11,421	13,871	23,254	28,212
Commercial loans	37,003	37,597	73,675	75,563
Consumer and other loans	10,720	11,142	21,360	22,481
Investment securities and other	14,674	11,810	28,927	23,696
Total interest income	73,818	74,420	147,216	149,952

Interest expense:
Deposits	9,222	9,433	18,553	19,567
Federal Home Loan Bank advances	2,454	1,852	4,765	3,671
Securities sold under agreements to repurchase	399	409	815	1,003
Subordinated debentures	1,648	1,676	3,284	3,583
Other borrowed funds	26	569	216	1,269
Total interest expense	13,749	13,939	27,633	29,093

Net interest income	60,069	60,481	119,583	120,859
Provision for loan losses	17,246	25,140	38,156	40,855
Net interest income after provision for loan losses	42,823	35,341	81,427	80,004

Non-interest income:
Service charges and other fees	10,641	10,215	20,161	19,234
Miscellaneous loan fees and charges	1,259	1,162	2,385	2,322
Gain on sale of loans	6,133	9,071	10,024	15,221
Gain on sale of investments	242	-	556	-
Other income	3,143	870	4,475	1,918
Total non-interest income	21,418	21,318	37,601	38,695

Non-interest expense:
Compensation, employee benefits and related expenses	21,652	20,710	43,008	42,654
Occupancy and equipment expense	5,988	5,611	11,936	11,506
Advertising and promotion expense	1,644	1,722	3,236	3,446
Outsourced data processing expense	761	680	1,455	1,351
Core deposit intangibles amortization	801	762	1,621	1,536
Other real estate owned expense	7,373	2,321	9,691	2,841
Federal Deposit Insurance Corporation premiums	2,165	3,832	4,365	5,000
Other expenses	7,852	7,325	14,885	14,255
Total non-interest expense	48,236	42,963	90,197	82,589
Earnings before income taxes	16,005	13,696	28,831	36,110

Federal and state income tax expense	2,783	3,044	5,539	9,679
Net earnings	$13,222	10,652	23,292	26,431

Basic earnings per share	0.19	0.17	0.35	0.43
Diluted earnings per share	0.19	0.17	0.35	0.43
Dividends declared per share	0.13	0.13	0.26	0.26
Return on average assets (annualized)	0.85%	0.77%	0.76%	0.96%
Return on average equity (annualized)	6.25%	6.18%	6.02%	7.72%
Average outstanding shares - basic	71,913,102	61,515,946	67,363,476	61,489,422
Average outstanding shares - diluted	71,914,894	61,518,289	67,364,377	61,493,266

Glacier Bancorp, Inc.
Average Balance Sheet

	For the Three months ended 6/30/10			For the Six months ended 6/30/10
(Unaudited - $ in thousands)		Interest	Average		Interest	Average
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Rate	Balance	Dividends	Rate
Assets:
Residential real estate loans	$768,174	$11,421	5.95%	$775,634	$23,254	6.00%
Commercial loans	2,588,734	37,003	5.73%	2,590,621	73,675	5.73%
Consumer and other loans	695,835	10,720	6.18%	693,525	21,360	6.21%
Total loans	4,052,743	59,144	5.85%	4,059,780	118,289	5.88%
Tax -exempt investment securities [1]	473,222	5,870	4.96%	466,530	11,438	4.90%
Other investment securities [2]	1,294,892	8,804	2.72%	1,238,682	17,489	2.82%
Total Earning Assets	5,820,857	73,818	5.09%	5,764,992	147,216	5.15%
Goodwill and core deposit intangible	159,039			159,443
Non-earning assets	291,083			279,947
Total assets	$6,270,979			$6,204,382

Liabilities:
NOW accounts	$714,714	$673	0.38%	$715,472	$1,406	0.40%
Savings accounts	341,882	189	0.22%	336,807	393	0.24%
Money market accounts	847,712	1,962	0.93%	829,746	3,925	0.95%
Certificates accounts	1,080,561	5,183	1.92%	1,076,479	10,594	1.98%
Wholesale deposits [3]	602,342	1,215	0.81%	488,388	2,235	0.92%
Advances from FHLB	634,182	2,454	1.55%	717,628	4,765	1.34%
Repurchase agreements and other borrowed funds	352,840	2,073	2.36%	429,973	4,315	2.02%
Total interest bearing liabilities	4,574,233	13,749	1.21%	4,594,493	27,633	1.21%
Non-interest bearing deposits	808,371			794,263
Other liabilities	39,645			35,545
Total Liabilities	5,422,249			5,424,301

Stockholders' equity:
Common stock	719			674
Paid-in capital	643,395			578,959
Retained earnings	196,250			194,954
Accumulated other comprehensive income	8,366			5,494
Total stockholders' equity	848,730			780,081
Total liabilities and stockholders' equity	$6,270,979			$6,204,382

Net interest income		$60,069			$119,583
Net interest spread			3.88%			3.94%
Net interest margin			4.14%			4.18%
Net interest margin (tax-equivalent)			4.35%			4.39%

[1]	Excludes tax effect of $5,064,000 and $2,599,000 on tax-exempt investment security income for the year-to-date and quarter ended June 30, 2010, respectively.
[2]	Excludes tax effect of $709,000 and $397,000 on investment security tax credits for the year-to-date and quarter ended June 30, 2010, respectively.
[3]	Wholesale deposits include brokered deposits classified as NOW, money market demand, and CD's.

Glacier Bancorp, Inc.
Loan Portfolio - by Regulatory Classification
(Unaudited - $ in thousands)

	Loans Receivable, Gross by Bank			% Change	% Change
	Balance	Balance	Balance	from	from
	6/30/2010	12/31/2009	6/30/2009	12/31/2009	6/30/2009
Glacier	$893,809	942,254	965,399	-5%	-7%
Mountain West	916,582	957,451	989,371	-4%	-7%
First Security	577,795	566,713	581,908	2%	-1%
1st Bank	283,825	296,913	314,755	-4%	-10%
Western	316,893	323,375	349,150	-2%	-9%
Big Sky	266,540	270,970	285,515	-2%	-7%
Valley	194,521	187,283	195,662	4%	-1%
First National	152,970	153,058	-	0%	n/m
Citizens	168,406	166,049	169,507	1%	-1%
First Bank - MT	116,920	117,017	125,184	0%	-7%
San Juans	147,721	149,162	152,308	-1%	-3%
Eliminations	(3,813)	-	-	n/m	n/m
Total	$4,032,169	4,130,245	4,128,759	-2%	-2%

	Land, Lot and Other Construction Loans by Bank			% Change	% Change
	Balance	Balance	Balance	from	from
	6/30/2010	12/31/2009	6/30/2009	12/31/2009	6/30/2009
Glacier	$150,723	165,734	196,140	-9%	-23%
Mountain West	190,060	217,078	254,625	-12%	-25%
First Security	78,218	71,404	83,013	10%	-6%
1st Bank	30,800	36,888	41,784	-17%	-26%
Western	31,056	32,045	38,554	-3%	-19%
Big Sky	64,739	71,365	74,240	-9%	-13%
Valley	13,622	14,704	17,140	-7%	-21%
First National	13,184	10,247	-	29%	n/m
Citizens	13,034	13,263	22,145	-2%	-41%
First Bank - MT	808	1,010	5,208	-20%	-84%
San Juans	32,286	39,621	33,923	-19%	-5%
Total	$618,530	673,359	766,772	-8%	-19%

	Land, Lot and Other Construction Loans by Bank, by Type at 6/30/10
		Consumer		Developed	Commercial
	Land	Land or	Unimproved	Lots for	Developed	Other
	Development	Lot	Land	Operative Builders	Lot	Construction
Glacier	$62,805	30,739	30,565	9,198	17,416	-
Mountain West	49,542	68,580	20,511	25,500	8,775	17,152
First Security	28,358	7,079	24,114	4,685	502	13,480
1st Bank	8,130	11,636	4,007	221	2,536	4,270
Western	15,669	6,129	4,805	587	2,022	1,844
Big Sky	21,563	17,856	10,115	1,192	2,546	11,467
Valley	2,273	5,582	1,225	106	3,310	1,126
First National	2,464	3,622	1,469	578	2,159	2,892
Citizens	2,934	2,517	2,602	50	660	4,271
First Bank - MT	-	57	751	-	-	-
San Juans	4,125	17,033	2,216	-	8,211	701
Total	$197,863	170,830	102,380	42,117	48,137	57,203

						Custom &
	Residential Construction Loans by Bank, by Type			% Change	% Change	Owner	Pre-Sold
	Balance	Balance	Balance	from	from	Occupied	& Spec
	6/30/2010	12/31/2009	6/30/2009	12/31/2009	6/30/2009	6/30/2010	6/30/2010
Glacier	$45,722	57,183	79,887	-20%	-43%	$8,799	36,923
Mountain West	23,997	57,437	80,356	-58%	-70%	6,614	17,383
First Security	14,600	19,664	17,991	-26%	-19%	5,911	8,689
1st Bank	12,272	17,633	23,080	-30%	-47%	8,419	3,853
Western	1,795	2,245	3,399	-20%	-47%	1,136	659
Big Sky	16,875	20,679	31,421	-18%	-46%	790	16,085
Valley	5,595	5,170	5,267	8%	6%	4,369	1,226
First National	2,607	2,612	-	0%	n/m	1,290	1,317
Citizens	10,994	13,211	17,106	-17%	-36%	5,247	5,747
First Bank - MT	178	234	-	-24%	n/m	178	-
San Juans	7,095	13,811	12,898	-49%	-45%	6,286	809
Total	$141,730	209,879	271,405	-32%	-48%	$49,039	92,691

Glacier Bancorp, Inc.
Loan Portfolio - by Regulatory Classification (continued)
(Unaudited - $ in thousands)

	Single Family Residential Loans by Bank, by Type			% Change	% Change	1st	Junior
	Balance	Balance	Balance	from	from	Lien	Lien
	6/30/2010	12/31/2009	6/30/2009	12/31/2009	6/30/2009	6/30/2010	6/30/2010
Glacier	$187,625	204,789	201,281	-8%	-7%	165,262	22,363
Mountain West	296,102	278,158	282,957	6%	5%	255,884	40,218
First Security	86,963	82,141	86,958	6%	0%	73,355	13,608
1st Bank	59,292	65,555	65,365	-10%	-9%	54,750	4,542
Western	47,532	50,502	59,511	-6%	-20%	45,525	2,007
Big Sky	32,216	33,308	32,473	-3%	-1%	28,272	3,944
Valley	66,055	66,644	71,680	-1%	-8%	54,529	11,526
First National	15,080	19,239	-	-22%	n/m	11,530	3,550
Citizens	20,039	20,937	18,096	-4%	11%	17,851	2,188
First Bank - MT	9,818	10,003	11,231	-2%	-13%	8,515	1,303
San Juans	30,153	22,811	25,574	32%	18%	28,804	1,349
Total	$850,875	854,087	855,126	0%	0%	744,277	106,598

	Commercial Real Estate Loans by Bank, by Type			% Change	% Change	Owner	Non-Owner
	Balance	Balance	Balance	from	from	Occupied	Occupied
	6/30/2010	12/31/2009	6/30/2009	12/31/2009	6/30/2009	6/30/2010	6/30/2010
Glacier	$230,976	232,552	221,505	-1%	4%	115,525	115,451
Mountain West	222,414	230,383	199,589	-3%	11%	147,120	75,294
First Security	221,257	224,425	208,907	-1%	6%	146,676	74,581
1st Bank	64,158	64,008	69,999	0%	-8%	46,997	17,161
Western	105,377	107,173	103,434	-2%	2%	54,219	51,158
Big Sky	86,114	82,303	80,069	5%	8%	55,483	30,631
Valley	51,239	48,144	47,291	6%	8%	33,950	17,289
First National	28,808	26,703	-	8%	n/m	22,713	6,095
Citizens	58,507	55,660	53,425	5%	10%	44,609	13,898
First Bank - MT	17,254	18,827	17,057	-8%	1%	11,276	5,978
San Juans	52,423	47,838	55,952	10%	-6%	28,321	24,102
Total	$1,138,527	1,138,016	1,057,228	0%	8%	706,889	431,638

	Consumer Loans by Bank, by Type			% Change	% Change	Home Equity	Other
	Balance	Balance	Balance	from	from	Line of Credit	Consumer
	6/30/2010	12/31/2009	6/30/2009	12/31/2009	6/30/2009	6/30/2010	6/30/2010
Glacier	$158,088	162,723	161,048	-3%	-2%	142,223	15,865
Mountain West	72,284	71,702	71,042	1%	2%	62,744	9,540
First Security	77,140	78,345	80,574	-2%	-4%	50,333	26,807
1st Bank	41,985	46,455	46,583	-10%	-10%	16,322	25,663
Western	46,001	48,946	50,384	-6%	-9%	31,970	14,031
Big Sky	28,475	28,903	28,882	-1%	-1%	25,191	3,284
Valley	24,445	24,625	25,798	-1%	-5%	15,248	9,197
First National	26,263	27,320	-	-4%	n/m	16,772	9,491
Citizens	30,613	29,253	28,958	5%	6%	24,113	6,500
First Bank - MT	7,834	7,650	5,920	2%	32%	3,847	3,987
San Juans	14,463	14,189	14,618	2%	-1%	13,215	1,248
Total	$527,591	540,111	513,807	-2%	3%	401,978	125,613

n/m - not measurable

Glacier Bancorp, Inc.
Credit Quality Summary
(Unaudited - $ in thousands)

				Non-	Accruing	Other
	Non-Performing Assets, by Loan Type			Accruing	Loans 90 Days or	Real Estate
	Balance	Balance	Balance	Loans	More Overdue	Owned
	6/30/2010	12/31/2009	6/30/2009	6/30/2010	6/30/2010	6/30/2010
Custom & owner occupied construction	$2,448	3,281	1,929	1,200	-	1,248
Pre-sold & spec construction	21,486	29,580	31,879	18,612	196	2,678
Land development	84,632	88,488	52,583	58,696	-	25,936
Consumer land or lots	12,475	10,120	7,696	8,059	307	4,109
Unimproved land	36,211	32,453	24,212	19,679	505	16,027
Developed lots for operative builders	9,788	11,565	5,690	7,609	-	2,179
Commercial lots	1,481	909	223	1,445	-	36
Other construction	3,485	-	20	3,485	-	-
Commercial real estate	35,354	32,300	14,561	29,280	927	5,147
Commercial & industrial	11,645	12,271	7,523	11,311	313	21
Agriculture loans	5,744	283	572	5,327	12	405
Municipal loans	-	-	-	-	-	-
1-4 Family	26,648	30,868	20,953	20,198	607	5,843
Home equity line of credits	5,453	6,234	4,730	4,805	100	548
Consumer	651	1,042	940	346	63	242
Other	286	1,744	361	286	-	-
Total	$257,787	261,138	173,872	190,338	3,030	64,419

					Non-Accrual &
	Accruing 30-89 Days Delinquent Loans and			Accruing	Accruing Loans	Other
	Non-Performing Assets, by Bank			30-89 Days	90 Days or	Real Estate
	Balance	Balance	Balance	Overdue	More Overdue	Owned
	6/30/2010	12/31/2009	6/30/2009	6/30/2010	6/30/2010	6/30/2010
Glacier	$75,527	97,666	72,590	5,615	64,436	5,476
Mountain West	68,613	109,187	51,813	2,870	63,583	2,160
First Security	57,039	59,351	48,267	14,167	29,703	13,169
1st Bank	19,833	21,117	20,642	3,799	5,209	10,825
Western	5,757	9,315	6,972	666	1,175	3,916
Big Sky	26,854	31,711	24,769	4,064	14,778	8,012
Valley	2,131	2,542	1,547	637	1,212	282
First National	10,135	9,290	-	1,167	8,968	-
Citizens	5,625	5,340	7,319	1,670	2,180	1,775
First Bank - MT	554	800	265	126	324	104
San Juans	3,902	2,310	2,325	1,706	1,800	396
GORE	18,304	-	-	-	-	18,304
Total	$294,274	348,629	236,509	36,487	193,368	64,419

					Provision for
				Provision for	the Year-to-Date	ALLL
	Allowance for Loan and Lease Losses			Year-to-Date	Ended 6/30/10	as a Percent
	Balance	Balance	Balance	Ended	Over Net	of Loans
	6/30/2010	12/31/2009	6/30/2009	6/30/2010	Charge-Offs	6/30/2010
Glacier	$37,817	38,978	28,765	15,300	0.9	4.23%
Mountain West	30,832	37,551	20,406	9,500	0.6	3.36%
First Security	20,252	18,242	13,078	4,400	1.8	3.51%
1st Bank	11,351	10,895	8,171	1,450	1.5	4.00%
Western	8,707	8,762	7,046	550	0.9	2.75%
Big Sky	11,511	10,536	6,852	2,900	1.5	4.32%
Valley	4,707	4,367	4,047	450	4.1	2.42%
First National	2,565	1,679	-	1,241	3.5	1.68%
Citizens	6,120	4,865	3,647	1,500	6.1	3.63%
First Bank - MT	3,067	2,904	2,405	265	2.6	2.62%
San Juans	4,736	4,148	2,957	600	50.0	3.21%
Total	$141,665	142,927	97,374	38,156	1.0	3.51%

Glacier Bancorp, Inc.
Credit Quality Summary (continued)
(Unaudited - $ in thousands)

	Net Charge-Offs, Year-to-Date Period Ending, By Bank			Charge-Offs	Recoveries
	6/30/2010	12/31/2009	6/30/2009	6/30/2010	6/30/2010
Glacier	$16,461	12,012	2,725	16,796	335
Mountain West	16,219	28,931	7,576	16,586	367
First Security	2,390	3,745	834	3,248	858
1st Bank	994	5,917	4,641	1,400	406
Western	605	1,500	1,416	682	77
Big Sky	1,925	4,896	2,580	1,981	56
Valley	110	414	134	117	7
First National	355	4	-	358	3
Citizens	245	656	174	250	5
First Bank - MT	102	26	-	104	2
San Juans	12	329	140	62	50
Total	$39,418	58,430	20,220	41,584	2,166

	Net Charge-Offs (Recoveries), Year-to-Date
	Period Ending, By Loan Type			Charge-Offs	Recoveries
	6/30/2010	12/31/2009	6/30/2009	6/30/2010	6/30/2010
Residential construction	$4,228	13,455	3,536	4,324	96
Land, lot and other construction	21,077	28,310	11,561	22,001	924
Commercial real estate	3,267	1,187	513	3,396	129
Commercial and industrial	3,192	3,610	1,396	3,744	552
1-4 Family	4,998	7,242	1,960	5,218	220
Home equity lines of credit	2,302	2,357	581	2,324	22
Consumer	393	1,895	647	559	166
Other	(39)	374	26	18	57
Total	$39,418	58,430	20,220	41,584	2,166